N e w s    R e l e a s e

Contact: Scott W. Holmes, Senior Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES THIRD QUARTER RESULTS
     NASHVILLE, Tennessee October 30, 2006 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter that ended September 30, 2006. Revenues for the third quarter totaled $68.1 million, compared with the prior year’s $65.7 million. Net income for the third quarter was $8.1 million, or $0.17 per diluted common share, versus $8.7 million, or $0.18 per diluted common share, for the third quarter of 2005.
     Funds from operations (“FFO”), calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and comprised primarily of net income and depreciation from real estate, but not adjusted for certain non-cash income and expense items, totaled $23.8 million compared with $26.6 million for the same period in 2005. FFO per diluted common share totaled $0.50 compared with $0.56 for the third quarter of 2005. A reconciliation of FFO to net income follows.
     Net income and FFO for the three months ended September 30, 2006 include the impact of non-cash impairment charges totaling approximately $3.8 million related to two assets. Before these charges, FFO per diluted common share for the third quarter of 2006 would have been $0.58.
     Revenues for the nine months ended September 30, 2006 totaled $199.1 million compared with the prior year’s $185.6 million. Net income for the nine-month period was $32.1 million, or $0.68 per diluted common share, versus $41.0 million, or $0.86 per diluted common share, for the first nine months of 2005. FFO totaled $76.3 million for the nine months ended September 30, 2006, compared with $81.2 million for the same period in 2005. FFO, per diluted common share, for the first nine months of 2006 totaled $1.61, versus $1.71 for the same period in 2005.
     Funds available for distribution for the third quarter of 2006 totaled $0.61 per diluted common share. A reconciliation of funds available for distribution to net income follows.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of September 30, 2006, the Company had investments of approximately $2.0 billion in 248 real estate properties and mortgages, including investments in unconsolidated limited liability companies. The Company’s 235 owned real estate properties are comprised of six facility types, located in 27 states, totaling approximately 12.7 million square feet. The Company provides property management services to approximately 6.8 million square feet nationwide.
     The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2005. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Master lease rental income	$21,528	$17,744	$61,698	$52,511
Property operating income	31,628	35,626	94,843	101,179
Straight-line rent	524	286	2,265	(1,127)
Mortgage interest income	2,957	2,624	9,096	6,276
Other operating income (2)	11,429	9,396	31,160	26,711

	68,066	65,676	199,062	185,550

Expenses:
General and administrative	4,245	4,682	13,005	12,006
Property operating expenses	17,752	19,056	53,409	53,468
Other operating expenses (2)	4,163	4,291	13,000	11,879
Impairment (3)	3,811	0	3,811	0
Bad debt expense	184	131	1,251	131
Interest	14,033	12,176	39,652	35,484
Depreciation	13,188	14,724	39,036	37,990
Amortization	2,467	3,054	8,048	9,181

	59,843	58,114	171,212	160,139

Income from continuing operations	8,223	7,562	27,850	25,411

Discontinued operations:
Operating income (loss) from discontinued operations	(87)	1,109	1,012	8,797
Gain on sale of real estate properties and impairments, net	(73)	(6)	3,202	6,773

	(160)	1,103	4,214	15,570

Net income	$8,063	$8,665	$32,064	$40,981

Basic earnings per common share:
Income from continuing operations per common share	$0.18	$0.16	$0.60	$0.55

Discontinued operations per common share	$(0.01)	$0.03	$0.09	$0.33

Net income per common share	$0.17	$0.19	$0.69	$0.88

Diluted earnings per common share:
Income from continuing operations per common share	$0.17	$0.16	$0.59	$0.54

Discontinued operations per common share	$0.00	$0.02	$0.09	$0.32

Net income per common share	$0.17	$0.18	$0.68	$0.86

Weighted average common shares outstanding — Basic	46,545,285	46,484,410	46,522,939	46,457,378

Weighted average common shares outstanding — Diluted	47,491,385	47,443,704	47,473,738	47,399,383

(1)	The income statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	Includes the operations of the properties consolidated in the Company’s consolidated financial statements as required in FIN 46(R) as variable interest entities.

(3)	Includes impairments on two assets.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statement of Cash Flows
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Cash flows from operating activities
Net income	$8,063	$8,665	$32,064	$40,981

Non-cash items:
Depreciation and amortization – real estate	15,726	17,889	47,474	47,721
Depreciation and amortization – other	284	309	113	950
Amortization of deferred loan fees	0	8	255	242
Impairments due to sale of real estate	73	0	73	710
Equity in losses from unconsolidated LLCs	86	106	160	251
Consolidated (income) losses from variable interest entities	(36)	358	824	2,893
Deferred compensation amortization	942	1,068	2,832	2,835
FAS123R stock compensation expense	0	0	227	0
Provision for deferred post-retirement benefits	528	247	1,585	740
Provision for bad debt	184	131	1,251	131
Impairment	3,811	0	3,811	0
(Increase) decrease in straight-line rent receivable	(478)	(267)	(1,643)	1,305
Other non-cash items	(133)	(10)	(3)	(186)

Total non-cash items	20,987	19,839	56,959	57,592

Other items:
Decrease in other liabilities	(2,976)	(141)	(2,056)	(2,095)
(Increase) decrease in other assets	2,812	(6,139)	1,183	(12,722)
Increase in accounts payable and accrued liabilities	11,793	18,320	6,846	15,745
Gain on sale of real estate, net	0	6	(3,275)	(7,483)

Total other items	11,629	12,046	2,698	(6,555)

Net cash provided by operating activities	40,679	40,550	91,721	92,018

Cash flows from investing activities:
Acquisition and development of real estate properties	(27,163)	(20,117)	(107,542)	(81,421)
Funding of mortgages and notes receivable	(908)	(650)	(21,479)	(64,976)
Investment in unconsolidated LLCs	(441)	0	(10,314)	(11,135)
Distributions from unconsolidated LLCs	302	212	726	326
Proceeds from sales of real estate	3,876	0	33,020	124,879
Proceeds from mortgage and notes receivable repayments	28,623	1,852	68,980	11,013

Net cash provided by (used in) investing activities	4,289	(18,703)	(36,609)	(21,314)

Cash flows from financing activities:
Borrowings on notes and bonds payable	63,000	41,000	310,000	163,248
Repayments on notes and bonds payable	(76,834)	(27,554)	(272,323)	(138,280)
Dividends paid	(31,564)	(31,521)	(94,656)	(93,822)
Debt issuance costs	0	0	(1,333)	0
Common stock redemption	0	0	(481)	0
Proceeds from issuance of common stock	98	(19)	391	853

Net cash used in financing activities	(45,300)	(18,094)	(58,402)	(68,001)

Increase (decrease) in cash and cash equivalents	(332)	3,753	(3,290)	2,703
Cash and cash equivalents, beginning of period	4,079	1,633	7,037	2,683

Cash and cash equivalents, end of period	$3,747	$5,386	$3,747	$5,386

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Reconciliation of funds available for distribution:

Three Months Ended
September 30, 2006
Net income	$8,063
Less: Gain on sale of real estate	—
Plus: Total non-cash items included in cash flows from operating activities (1)	20,987

Funds available for distribution	$29,050

Funds available for distribution per common share — Diluted	$0.61

Weighted average common shares outstanding – Diluted	47,491,385

(1)	See Consolidated Statement of Cash Flows included in this press release.
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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of Funds From Operations (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income (2)	$8,063	8,665	$32,064	$40,981
Gain sale of real estate properties, net	0	6	(3,275)	(7,483)
Real estate depreciation and amortization	15,726	17,889	47,474	47,721

Total adjustments	15,726	17,895	44,199	40,238

Funds from operations — Basic and Diluted	$23,789	$26,560	$76,263	$81,219

Funds from operations per common share — Basic	$0.51	$0.57	$1.64	$1.75

Funds from operations per common share — Diluted	$0.50	$0.56	$1.61	$1.71

Weighted average common shares outstanding — Basic	46,545,285	46,484,410	46,522,939	46,457,378

Weighted average common shares outstanding — Diluted	47,491,385	47,443,704	47,473,738	47,399,383

(1)	Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Impairments are not added back to net income to measure FFO. Management uses FFO and FFO per share to compare and evaluate its own operating results from period to period, and to monitor the operating results of the Company’s peers in the REIT industry. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs. However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(2)	See the Consolidated Statement of Cash Flows for a reconciliation of non-cash items included in net income. Net income for the three- and nine-month periods ended September 30, 2006 includes non-cash impairment charges totaling $3.8 million related to two assets. Before these charges, FFO per diluted common share for the three months ended September 30, 2006 would have been $0.58.
Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide corporate, investor and financial information.
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